Exhibt 10.21
AMENDMENT TO
THE HALLWOOD GROUP INCORPORATED
2005 LONG-TERM INCENTIVE PLAN
FOR
BROOKWOOD COMPANIES INCORPORATED
     This Amendment (this “Amendment”) to The Hallwood Group Incorporated 2005 Long-Term Incentive Plan for Brookwood Companies Incorporated (the “Plan”) is made by The Hallwood Group Incorporated, pursuant to the provisions of Section 9(a) of the Plan. Terms not otherwise defined in this Amendment shall have the meanings given them in the Plan.
W I T N E S S E T H:
     WHEREAS, the Plan was adopted effective December 16, 2005;
     WHEREAS, the Board deems it to be in the best interest of the Company and Brookwood to amend the Plan to allow for the participation by consultants and advisers to Brookwood or its Subsidiaries, to clarify that changing from one eligible category of participant to another is not a termination of employment or service; and to clarify further that references to the Plan, unless otherwise expressly provided, are references to the Plan as amended at the time of reference; and
     WHEREAS, the Board has determined that the proposed amendments do not adversely affect any Award currently outstanding under the Plan;
     NOW, THEREFORE, in consideration of the foregoing, the Plan is amended as follows:
1.	Amendments to the Plan
A.	Section 2 is hereby amended by deleting the section in its entirety and substituting the following:
2. Purpose of the Plan. The purpose of the Plan is to advance the best interests of the Company, Brookwood, their Subsidiaries and the stockholders of the Company in order to attract, retain and motivate directors, officers, key employees, consultants and advisers by providing them with additional incentives through the grant of Units.
B.	Section 3(i) is hereby amended by deleting the section in its entirety and substituting the following:
(i) “Eligible Participant” means those persons who are directors, officers or key employees of, or consultants or advisers to, Brookwood or its Subsidiaries.
C.	Section 5 is hereby amended by deleting the section in its entirety and substituting the following:
5. Eligible Participants. Directors of Brookwood, key employees, including officers of Brookwood and its Subsidiaries, and consultants and advisers to Brookwood and its

Subsidiaries shall be eligible to be awarded Units under the Plan. Unless expressly provided to the contrary in an Award, there will be no interruption in service to or employment by Brookwood where a Participant ceases to perform services in one eligible capacity (e.g. ceases to be a Director), and immediately (or within such additional time as shall be granted by the Committee in writing) begins to render services to Brookwood in a different eligible capacity (e.g. consultant).
D.	Section 9(a) is hereby amended by deleting the section in its entirety and substituting the following:
     “(a) The Board may at any time and from time to time and in any respect amend, modify or terminate the Plan; provided, further, and without limiting the generality of the provisions of this Plan, unless expressly provided to the contrary in an Award, all references to the Plan shall be deemed to refer to the Plan as amended at the time of reference; provided, however, that no amendment may substantially impair any Award previously granted to any Participant without the consent of such Participant. No such termination shall adversely affect any Award then outstanding under the Plan, except as provided in paragraphs (b) and (c). The power of the Committee to construe and administer any Awards granted prior to the termination of the Plan shall nevertheless continue after such termination.”
E.	Section 12 is hereby amended by deleting the section in its entirety and substituting the following:
12. No Employment Agreement or Other Rights. Neither the adoption of this Plan, the receipt of any Unit or any other action in association with this Plan shall be construed in any manner as entitling any Eligible Participant to any employment rights or other rights not specifically provided for in this Plan or the Award Agreement. The Plan shall not in any way obligate the Company to continue the employment or other relationship of any Eligible Participant nor does it limit the right of the Company to terminate, at any time, an Eligible Participant’s employment or other relationship. The holder of Units shall, as such, have none of the rights of a stockholder. The award of Units pursuant to the Plan shall not affect in any way the right or power of the Company or Brookwood to pay or refrain from paying dividends on any class of equity securities, to engage in any transaction, to change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.
IN WITNESS WHEREOF, this Amendment has been duly executed on behalf of the Company on June 19, 2007.

THE HALLWOOD GROUP INCORPORATED

By:	/s/ Melvin J. Melle

Name: Melvin J. Melle
Title: Vice President

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